Exhibit 10.5
HENRY SCHEIN, INC.
March 9, 2010
Mr. David M. Mulder
Chief Executive Officer
Biolase Technology, Inc.
4 Cromwell
Irvine, California 92618
Dear Mr. Mulder:
This letter agreement shall serve to amend that certain License and Distribution Agreement, by and between Henry Schein, Inc. (“HSIC”) and Biolase Technology, Inc. (“Biolase”), dated as of August 8, 2006, as amended (the “Agreement”).
As of the date set forth above, the parties hereby agree as follows:
1.	Distribution **** – All applicable U.S. and Canadian sales (as discussed below) of Biolase products will ****:
a.	Henry Schein Clients (being defined as customers of HSIC who are not Non-HSIC Clients (as defined below)): HSIC will ****.
b.	Non-HSIC Clients (being defined as ****: solely with respect to **** sales that occur under this paragraph 1(b) (and not with respect to sales ****), HSIC’s ****, and the mechanics of **** will be determined mutually and in good faith by HSIC and Biolase. Biolase will ****. The same proportion of Henry Schein Clients to Non-HSIC Clients will be used for the Canadian dental market ****. The list for both countries will be reviewed and agreed to by both parties by March 15, 2010 and used for the entire length of the term. The processing and shipments made by HSIC to Non-HSIC Clients will be made in the same ****; provided that after such efforts and if, following thirty (30) days from delivery, ****. Notwithstanding the foregoing, and only on an exception basis, if HSIC is **** to customer who is defined ****, such sale shall be governed by paragraph 1(a) above and treated as ****.
c.	Notwithstanding anything contained herein to the contrary, Biolase shall have the right for ****. It is the mutual intent of both parties that this provision is to be invoked by Biolase ****.
d.	**** dental products and services will continue to be exclusive to HSIC in the U.S., Canada, and those other existing international markets where HSIC currently has exclusivity. Subject to paragraph 1(c) above ****.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	Minimum Purchase Commitment; Non-Laser Equipment Purchases – Commencing April 15, 2010, HSIC shall make minimum world-wide actual purchase order-issued purchases (or, at HSIC’s discretion, a prepayment) of $1.5 million per month of Equipment (“Equipment” being defined as ****) payable one-half on the 15th and 30th of each month for the term of this letter agreement. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, the amounts required to purchased pursuant to this paragraph are in addition to, and may not be offset against, HSIC obligations to the make advance payments as specifically set forth in that certain letter agreement, dated February 16, 2010, by and between HSIC and Biolase. All other categories of Biolase dental laser products and services (“Non-Laser Equipment”) purchased by HSIC for the term will not be included in the minimum purchase commitment described above.
3.	****– HSIC will make ****for ****. The remaining ****. HSIC will make ****equal to ****. The remaining units will ****. The ****under this paragraph will be in addition to, and exclusive of, the minimum purchase commitment, minimum equipment purchase prepayments, and Non-Laser Equipment purchases set forth in Paragraph 2 above. The HSIC purchase price with respect to the Waterlase MD products per this paragraph shall be ****. The mechanics of the **** shall be further discussed by the parties’ operational teams after the date hereof and the parties’ will develop processes for implementing the intent of this letter agreement. HSIC agrees it shall ****, but in any event not longer than one weeks’ time following Biolase’s sales of such units, with the specific process ****to be determined in good faith by HSIC and Biolase.
4.	Term – one year from the date hereof; provided however, that either HSIC or Biolase may terminate this agreement for any reason whatsoever upon 60 days’ advance written notice to the other party, and unless otherwise agreed upon in writing, the parties will have no further purchase obligations upon such termination. This agreement may be extended by HSIC and Biolase for an additional six (6) months upon mutual agreement of the parties. For the avoidance of doubt, HSIC may continue to sell its inventory of Biolase products after the expiry or termination of this agreement, and Biolase and HSIC shall reasonably cooperate in such efforts.
5.	Manufacturer’s Suggested Retail Price – Biolase’s MSRP for the Waterlase MD is $****, $**** for the ezlase, and $**** for iLase.
6.	Special Financing – Henry Schein Financial Services will continue to offer, at its discretion, special financing to Biolase clients and pay for 100% of the cost of doing so. Alternative financing programs are at the option of the clients and Biolase.
7.	Additional Bundling Promotions – Such promotions will be offered from time to time as determined by HSIC management. One example would be ****. Biolase can also offer special programs at its own cost or as negotiated with shared cost.
8.	Luminaries – Both parties support the idea of creating many more luminaries. Upon mutual agreement by HSIC and Biolase, HSIC would **** for services rendered in connection with such role. If that program is adopted, the parties will ****. Current maximum number of new luminaries under this program is to be ****.
9.	Inventory –HSIC will have the option to upgrade **** inventory **** at ****. The upgrade orders will ****, but following the ****, upgrades will be ****.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	New Additional Cash Spiff Incentives for HSIC Sales People – For the term, $**** will be paid on each Waterlase MD sale for sales to HSIC Clients only. This amount will be allocated to one or more sales persons at the discretion of the HSIC Regional Manager. For sales to HSIC Clients only, HSIC FSCs will also receive a $**** additional spiff for each ezlase or iLase sale made in their territory. Amounts under this paragraph 10 will be 100% funded by HSIC.
11.	New Incentives for Regional Managers – For the term, $**** will be paid on each Waterlase MD sale to HSIC Clients only, provided each HSIC manager achieves their defined annual target. Amounts under this paragraph 11 will be 100% funded by HSIC.
12.	New Incentives for HSIC Zone General Managers – For the term, $**** will be paid on each Waterlase MD sale to HSIC Clients only provided each HSIC manager achieves **** of their Zone defined annual target. Amounts under this paragraph 12 will be 100% funded by HSIC.
13.	Schools – HSIC will work in partnership with Biolase to install systems into dental schools with the goal of incorporating the effective use of lasers within the curriculum of the school (e.g., **** ).
14.	**** – HSIC will continue to support the “Triangle of Success” process that HSIC and Biolase played a key role in solidifying this past year.
15.	Outside North America – HSIC will continue to work with Biolase as a Preferred Vendor Partner and the parties will continue the exclusive rights in various markets as previously agreed to.
16.	**** – HSIC will support a Biolase-initiated **** program under certain circumstances for ****. The program may also be made available to ****. The overall goal is to ensure these programs are ****. Biolase will do so on limited live pilot before finalizing a full program.

17.	Biolase **** – Biolase agrees ****.
18.	New Forecasts for Purchase Orders – HSIC agrees to provide on the 30th of each month, a six-month rolling forecast for product category purchases expected on future purchase orders as specified by both parties.
All amounts herein reference U.S. dollars. This letter agreement extends the term of the Agreement and amends certain terms and conditions of the Agreement. All other terms and conditions of the Agreement that are not modified by this letter agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect. Should there be any conflict between the terms and conditions contained in this letter agreement and the Agreement, the terms and conditions of this letter agreement shall govern and control.
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****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Please acknowledge your agreement to the foregoing terms and conditions by executing this letter agreement.

Sincerely,
/s/ Brian S. Watson
Brian S. Watson
Vice President, Strategic and Business Planning Henry Schein, Inc.

ACCEPTED AND AGREED:
/s/ David M. Mulder
David M. Mulder
Chief Financial Officer Biolase Technology, Inc.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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